UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 26, 2014

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	95-3038279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 26, 2014, DineEquity, Inc., a Delaware corporation (the “Corporation”), announced that Michael Archer, former President of Applebee’s, would be leaving the Corporation effective March 3, 2014.

(e)           Upon his departure from the Corporation, Mr. Archer will be entitled to severance payments and benefits consistent with his Employment Agreement, dated as of November 1, 2008, and certain other previously disclosed compensation arrangements.

Item 7.01.             Regulation FD.

On February 26, 2014, the Corporation issued a press release announcing the appointment of Steven Layt as the President of Applebee’s effective February 25, 2014.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01.             Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press Release issued by the Corporation on February 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 26, 2014	DINEEQUITY, INC.

	By:	/s/ Bryan R. Adel
Bryan R. Adel
Senior Vice President, Legal, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued by the Corporation on February 26, 2014.